EXHIBIT 99.1

BioCryst Appoints Machelle Sanders to Board of Directors

RESEARCH TRIANGLE PARK, N.C., Feb. 08, 2022 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the company has appointed North Carolina Secretary of Commerce, and accomplished pharmaceutical operations executive, Machelle Sanders, to its board of directors.

Ms. Sanders has more than 30 years of pharmaceutical and biotechnology experience with increasing levels of quality assurance and manufacturing operations responsibilities with Biogen, Purdue Pharmaceuticals and AkzoNobel. Most recently she led product operations for Biogen’s $8 billion multiple sclerosis franchise and was vice president of manufacturing and general manager for Biogen’s 1,200 employee Research Triangle Park facility, the company’s largest global manufacturing operation.

Prior to being appointed as North Carolina’s Secretary of Commerce in February 2021, Ms. Sanders served as secretary of the North Carolina Department of Administration from January 2017 until February 2021.

“It is exciting to join the board at BioCryst now, as the company builds on the successful commercial launch of ORLADEYO with its pipeline of oral medicines for rare diseases that can change the lives of patients. I have seen first-hand how the combination of commercial success plus a prolific R&D platform can compound value,” Ms. Sanders said.

“Machelle understands how to efficiently scale operations for a multi-billion dollar company while maintaining high quality and compliance, and preserving corporate culture. We are delighted to add her deep and unique expertise to the board as BioCryst accelerates its growth,” said Robert Ingram, chairman of BioCryst.

Ms. Sanders currently serves on the boards of directors of Radius Health and Novan. She received a B.S. in biochemistry from North Carolina State University and a master’s in health administration from Pfeiffer University.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals discovers novel, oral, small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. Oral, once-daily ORLADEYO® (berotralstat) is approved in the United States, the European Union, Japan, the United Kingdom and the United Arab Emirates. BioCryst has several ongoing development programs including BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, BCX9250, an ALK-2 inhibitor for the treatment of fibrodysplasia ossificans progressiva, and galidesivir, a potential treatment for Marburg virus disease and Yellow Fever. RAPIVAB® (peramivir injection) has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan and Korea. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the company’s website at www.biocryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the ongoing COVID-19 pandemic, which could create challenges in all aspects of BioCryst’s business, including without limitation delays, stoppages, difficulties and increased expenses with respect to BioCryst’s and its partners’ development, regulatory processes and supply chains, negatively impact BioCryst’s ability to access the capital or credit markets to finance its operations, or have the effect of heightening many of the risks described below or in the documents BioCryst files periodically with the Securities and Exchange Commission; BioCryst’s ability to successfully implement its commercialization plans for, and to commercialize ORLADEYO, which could take longer or be more expensive than planned; the commercial viability of ORLADEYO, including its ability to achieve market acceptance; ongoing and future preclinical and clinical development of BCX9930, BCX9250 and galidesivir may not have positive results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully manage its growth and compete effectively; risks related to the international expansion of BioCryst’s business; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s forward-looking statements.

BCRXW

Investors:
John Bluth
+1 919 859 7910
jbluth@biocryst.com

Media:
Catherine Collier Kyroulis
+1 917 886 5586
ckyroulis@biocryst.com